Exhibit 99(a)

Windstream reports first-quarter results

•	Delivered total revenue of $1.02 billion for the quarter, a decline of 1.8 percent year-over-year

•	Produced $618 million in business and broadband revenue for the quarter, a 3.6 percent increase year-over-year on a pro forma basis

•	Delivered $512 million in adjusted OIBDA for the quarter, a 1 percent decline year-over-year on a pro forma basis

•	Added 29,000 new broadband customers, bringing our total Internet customers to 1.3 million, an increase of 6 percent year-over-year

•	Experienced lowest access line loss in the company’s history at 23,000 for the quarter, a 3.6 percent year-over-year decline in total access lines

•	Expects cash interest savings of more than $90 million in 2012 and beyond as compared to the expected spend in 2011 through significant balance sheet improvements

Release date: May 4, 2011

LITTLE ROCK, Ark. – Windstream Corp. (Nasdaq: WIN) today reported first-quarter earnings results, highlighted by higher business service revenue and improved operating margins.

“I am very pleased with our performance in the first quarter and our solid start to 2011,” said Jeff Gardner, president and chief executive officer of Windstream. “We delivered strong operating metrics on all fronts and we continued to show improvement in year-over-year revenue trends. We expect our year-over-year financial performance to improve throughout 2011 as a result of the investments we are making in our network and the additional synergies we will realize.”

Windstream’s first-quarter results under Generally Accepted Accounting Principles (GAAP) include the following items, which lowered earnings per share by roughly 14 cents:

•	$64 million after-tax loss on extinguishment of debt

•	$6 million in after-tax merger and integration costs

First-quarter financial results:

Under GAAP:

•	Revenues were $1.023 billion, a 21 percent increase from a year ago.

•	Operating income was $282.4 million, an increase of 14 percent year-over-year.

•	Net income was $23.5 million, a 68 percent decrease from a year ago, or 5 cents of diluted earnings per share.

•	Capital expenditures were $159.6 million, a 164 percent increase year-over-year.

Under pro forma results:

•	Revenues were $1.023 billion, a 1.8 percent decrease from a year ago.

•	Business service revenue was $492 million, a 2.3 percent increase year-over-year.

•	Consumer broadband revenue was $116 million, an 11 percent increase from a year ago.

•	Operating income before depreciation and amortization (OIBDA) was $496.7 million, essentially unchanged year-over-year.

•	Adjusted OIBDA, which excludes non-cash pension expense, stock compensation expense and restructuring charges, was $512.4 million, a 1 percent decrease from a year ago.

•	Capital expenditures were $159.6 million, a 97 percent increase year-over-year.

•	Adjusted free cash flow was $169 million. Adjusted free cash flow is defined as adjusted OIBDA minus cash interest, cash taxes and capital expenditures.

First-quarter pro forma operating results:

In the business channel, advanced data and integrated solutions, which are largely connections providing both voice and data services, increased 2.5 percent year-over-year. Special access circuits increased 7 percent year-over-year, driven by increased wireless backhaul demand.

In the consumer channel, the company added more than 27,000 new high-speed Internet customers during the first quarter, bringing its total customer base to approximately 1,196,000 – an increase of 6 percent year-over-year. Overall broadband penetration is now 44 percent of total voice lines and 63 percent of primary residential lines.

The company ended the quarter with approximately 440,000 video customers, representing 6 percent growth from a year ago and 23 percent of primary residential customers.

Total access lines declined by approximately 23,000, or 3.6 percent year-over-year, the lowest quarterly decline in the company’s history. Total lines at the end of the quarter were 3.3 million.

Balance sheet improvements:

“We made significant balance sheet improvements, leading to greater financial flexibility, a much better debt maturity profile and the ability to significantly lower cash interest expense going forward,” Gardner said.

In the first quarter, the company refinanced over $1.5 billion of debt and improved its debt maturity profile by moving over $1.2 billion to 2020 and beyond at attractive long-term rates.

Windstream also increased its revolver capacity from $750 million to $1.25 billion and extended the maturity of these commitments to December of 2015, which will provide additional borrowing capacity and flexibility, particularly as it relates to future refinancings.

As a result of these refinancing efforts, Windstream realized a $101 million loss on the extinguishment of debt which is principally the tender premium costs. Importantly, however, the company has better positioned its balance sheet and maturity profile going forward. Furthermore, with the increased revolver capacity, the company has an opportunity to refinance the remaining 2016 notes at a significantly lower interest rate, following the August call date. Because of the refinancing efforts to date, combined with the company’s refinancing and deleveraging plans throughout the rest of 2011, Windstream could see cash interest savings of more than $90 million in 2012 and beyond as compared to the expected spend in 2011.

Revised guidance for 2011:

As a result of greater-than-expected opportunities for success-based capital projects, including twice as many fiber to the cell projects as originally planned as well as strong demand for data center services, Windstream is increasing its capital expenditure guidance for the year.

At the same time, the company expects lower cash taxes as a result of the early debt extinguishment fees and higher capital expenditures which will benefit from 100 percent bonus depreciation.

Lastly, because of the refinancing activities and the timing of interest payments, the company expects higher cash interest in 2011 but importantly will realize significant decreases in future years.

	Previous 2011 Guidance(a)	Revised 2011 Guidance	% Change From 2010
Revenue	$4.015 B - $4.140 B	Unchanged	(3%) - 0%
OIBDA (b)	$1.985 B - $2.045 B	Unchanged	1% - 4%
Adj. OIBDA (c)	$2.045 B - $2.105 B	Unchanged	(1%) - 2%
Capex	$520 M - $580 M	$570 M - $630 M	16% - 29%
Cash Taxes	$50 M - $60 M	$1 M
Cash Interest	$552 M	$569 M
Adjusted Free Cash Flow	$863 M - $973 M	$845 M - $965 M
Dividend Payout Ratio	52 - 59 percent	53 - 60 percent

(a)	Provided on Feb. 18, 2011
(b)	Guidance range includes expected non-cash pension expense and restricted stock expense
(c)	Guidance range excludes expected non-cash pension expense and restricted stock expense

Conference call

Windstream will hold a conference call at 4 p.m. CDT today to review the company’s first-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 58147664, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 7 p.m. CDT today and ending at 11 p.m. CDT on May 11. The replay can be accessed by dialing 1-800-642-1687, conference ID 58147664.

Webcast information:

The conference call also will be streamed live over the company’s website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 7 p.m. CDT today.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 communications and technology solutions provider with operations in 29 states and the District of Columbia and about $4 billion in annual revenues. Windstream provides IP-based voice and data services,

MPLS networking, data center and managed hosting services and communication systems to businesses and government agencies. The company also delivers broadband, digital phone and high-definition TV services to residential customers primarily located in rural areas and operates a local and long-haul fiber network spanning approximately 60,000 route miles. For more information about Windstream, visit www.windstream.com.

Pro forma results adjusts results of operations under GAAP to include the acquisitions of NuVox Inc.; Iowa Telecommunications Services, Inc.; Hosted Solutions Acquisition, LLC, and Q-Comm Corporation, and to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s financial outlook for 2011, expected amount of cash taxes, net cash interest for 2011 and future years, potential future revenue growth and capital expenditures for 2011, the expected increase in fiber to the cell projects, and estimated strong demand for data services. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	continued voice line loss;

•	the impact of new, emerging or competing technologies;

•	the adoption of intercarrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•

for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets;

•	changes in federal, state and local tax laws and rates; and

•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2010, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:

David Avery, 501-748-5876

David.avery@windstream.com

Investor Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	THREE MONTHS ENDED
	March 31, 2011	March 31, 2010	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$996.6	$828.4	$168.2	20
Product sales	26.5	19.5	7.0	36

Total revenues and sales	1,023.1	847.9	175.2	21

Costs and expenses:
Cost of services	367.5	295.2	72.3	24
Cost of products sold	20.1	16.3	3.8	23
Selling, general, administrative and other	138.7	111.0	27.7	25
Depreciation and amortization	205.4	155.4	50.0	32
Merger, integration and restructuring	9.0	23.2	(14.2)	(61)

Total costs and expenses	740.7	601.1	139.6	23

Operating income	282.4	246.8	35.6	14
Other income (expense), net	2.6	(0.3)	2.9	967
Loss on early extinguishment of debt	(101.4)	—	(101.4)	(100)
Interest expense	(146.5)	(123.0)	(23.5)	(19)

Income before income taxes	37.1	123.5	(86.4)	(70)
Income taxes	13.6	49.4	(35.8)	(72)

Net income	$23.5	$74.1	$(50.6)	(68)

Weighted average common shares	502.7	444.7	58.0	13
Common stock outstanding	510.0	456.6	53.4	12

Basic and diluted earnings per share:
Net income	$0.05	$0.17	$(0.12)	(71)

PRO FORMA RESULTS OF OPERATIONS (A):
Revenues and sales	$1,023.1	$1,041.6	$(18.5)	(2)
OIBDA (B)	$496.7	$496.8	$(0.1)	—
Adjusted OIBDA (C)	$512.4	$517.4	$(5.0)	(1)

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of NuVox Inc. (“NuVox”), Iowa Telecommunications Services, Inc. (“Iowa Telecom”), Hosted Solutions Acquisition, LLC (“Hosted Solutions”) and Q-Comm Corporation (“Q-Comm”), and to exclude all merger and integration costs related to strategic transactions. Q-Comm results of operations only include those entities acquired from Q-Comm. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.
(B)	OIBDA is operating income before depreciation and amortization.
(C)	Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION

(Units in thousands, dollars in millions)

	THREE MONTHS ENDED
	March 31, 2011	March 31, 2010	Increase (Decrease) Amount	%
UNDER GAAP:
Voice lines	3,020.6	2,890.5	130.1	5
Net voice line losses:
Internal	(25.2)	(23.9)	1.3	5
Acquired	—	—	—	—

Net voice line losses	(25.2)	(23.9)	1.3	5

High-speed Internet customers	1,331.7	1,167.9	163.8	14
Advanced data and integrated solutions	170.1	142.7	27.4	19

Total data and integrated solutions	1,501.8	1,310.6	191.2	15

Net high-speed Internet additions:
Internal	28.8	35.8	(7.0)	(20)
Acquired	—	—	—	—

Net high-speed Internet additions	28.8	35.8	(7.0)	(20)

Net advanced data and integrated solution additions:
Internal	—	(0.4)	0.4	100
Acquired	—	103.6	(103.6)	(100)

Net advanced data and integrated solution additions	—	103.2	(103.2)	(100)

Special access circuits	100.4	81.4	19.0	23
Access lines (A)	3,291.1	3,114.6	176.5	6
Digital television customers	440.4	381.8	58.6	15

Total connections (B)	5,063.2	4,664.3	398.9	9

Capital expenditures	$159.6	$60.5	$99.1	164

FROM PRO FORMA RESULTS (C):
Voice lines	3,020.6	3,154.8	(134.2)	(4)
Net voice line losses	(25.2)	(27.1)	(1.9)	(7)

High-speed Internet customers	1,331.7	1,260.3	71.4	6
Advanced data and integrated solutions	170.1	165.9	4.2	3

Total data and integrated solutions	1,501.8	1,426.2	75.6	5

Net high-speed Internet additions	28.8	36.4	(7.6)	(21)
Net advanced data and integrated solution additions	—	1.6	(1.6)	(100)
Special access circuits	100.4	94.0	6.4	7
Access lines (A)	3,291.1	3,414.7	(123.6)	(4)
Digital television customers	440.4	414.8	25.6	6

Total connections	5,063.2	5,089.8	(26.6)	(1)

Capital expenditures	$159.6	$81.2	$78.4	97

(A)	Access lines include voice lines, special access circuits and advanced data and integrated solutions.
(B)	Total connections include voice lines, special access circuits, total data and integrated solutions and digital television customers.

(C)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, and to exclude all merger and integration costs related to strategic transactions. Q-Comm results of operations only include those entities acquired from Q-Comm. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP

(In millions)

ASSETS

	March 31, 2011	December 31, 2010

CURRENT ASSETS:

Cash and cash equivalents	$35.8	$42.3
Restricted cash	7.0	—
Accounts receivable (less allowance for doubtful accounts of $26.7 and $27.8, respectively)	370.5	373.9
Inventories	45.4	52.5
Deferred income taxes	40.6	44.8
Prepaid income taxes	83.5	62.9
Prepaid expenses and other	67.8	60.7
Assets held for sale	50.6	50.6

Total current assets	701.2	687.7

Goodwill	3,721.3	3,704.0
Other intangibles, net	1,975.4	2,038.5
Net property, plant and equipment	4,782.8	4,772.7
Other assets	162.1	150.8

TOTAL ASSETS	$11,342.8	$11,353.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

	March 31, 2011	December 31, 2010

CURRENT LIABILITIES:

Current maturities of long-term debt	$137.7	$139.2
Current portion of interest rate swaps	34.5	35.4
Accounts payable	170.5	151.3
Advance payments and customer deposits	150.3	145.8
Accrued dividends	127.9	126.5
Accrued taxes	75.4	81.2
Accrued interest	110.6	173.9
Other current liabilities	116.5	132.2

Total current liabilities	923.4	985.5

Long-term debt	7,285.3	7,186.6
Deferred income taxes	1,819.8	1,767.6
Other liabilities	509.5	583.4

Total liabilities	10,538.0	10,523.1

SHAREHOLDERS’ EQUITY:
Common stock	0.1	0.1
Additional paid-in capital	894.2	833.3
Accumulated other comprehensive loss	(199.7)	(216.9)
Retained earnings	110.2	214.1

Total shareholders’ equity	804.8	830.6

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,342.8	$11,353.7

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP

(In millions)

	THREE MONTHS ENDED
	March 31, 2011	March 31, 2010
Cash Provided from Operations:
Net income	$23.5	$74.1
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	205.4	155.4
Provision for doubtful accounts	7.9	8.6
Stock-based compensation expense	5.3	3.5
Pension expense	10.3	15.7
Deferred income taxes	48.5	7.1
Unamortized net discount on retired debt	12.5	—
Amortization of frozen portion of swaps	13.1	0.2
Other, net	3.2	2.3
Changes in operating assets and liabilities, net:
Accounts receivable	(7.6)	1.7
Prepaid income taxes	(20.6)	13.7
Prepaid expenses and other	(20.9)	(23.8)
Accounts payable	18.9	(31.7)
Accrued interest	(75.5)	(48.0)
Accrued taxes	(5.8)	19.8
Other current liabilities	(15.7)	(1.7)
Other liabilities	(2.3)	(22.0)
Other, net	9.9	(1.4)

Net cash provided from operations	210.1	173.5

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(159.6)	(60.5)
Acquisition of NuVox, net of cash acquired	—	(198.4)
Other, net	(5.7)	0.6

Net cash used in investing activities	(165.3)	(258.3)

Cash Flows from Financing Activities:
Dividends paid on common shares	(125.9)	(109.2)
Repayment of debt	(2,052.7)	(284.5)
Proceeds of debt issuance, net	2,137.0	—
Debt issuance costs	(18.1)	—
Other, net	8.4	(4.3)

Net cash used in financing activities	(51.3)	(398.0)

Decrease in cash and cash equivalents	(6.5)	(482.8)

Cash and Cash Equivalents:
Beginning of period	42.3	1,062.9

End of period	$35.8	$580.1

WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)

REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)

(In millions)

			THREE MONTHS ENDED
			March 31,	March 31,
			2011	2010

Revenues and sales under GAAP			$1,023.1	$847.9

Pro forma adjustments:
NuVox revenues and sales prior to acquisition	(B	)	—	57.3
Iowa Telecom revenues and sales prior to acquisition	(B	)	—	66.9
Hosted Solutions revenues and sales prior to acquisition	(B	)	—	12.9
Q-Comm revenues and sales prior to acquisition	(B	)	—	57.0
Elimination of Windstream revenues from Q-Comm prior to acquisition	(C	)	—	(0.4)

Pro forma revenues and sales			$1,023.1	$1,041.6

Operating income from continuing operations under GAAP			$282.4	$246.8

Pro forma adjustments:
NuVox pre-acquisition operating income, excluding M&I costs	(B	)	—	4.1
NuVox intangible asset amortization adjustment	(D	)	—	(1.5)
Iowa Telecom pre-acquisition operating income, excluding M&I costs	(B	)	—	14.1
Iowa Telecom intangible asset amortization adjustment	(D	)	—	(6.5)
Hosted Solutions pre-acquisition operating income, excluding M&I costs	(B	)	—	2.7
Hosted Solutions intangible asset amortization adjustment	(D	)	—	(2.6)
Q-Comm pre-acquisition operating income, excluding M&I costs	(B	)	—	12.0
Q-Comm intangible asset amortization adjustment	(D	)	—	(11.2)
M&I costs	(E	)	8.9	23.2

Pro forma operating income			291.3	281.1

Depreciation and amortization expense	(E	)	205.4	155.4
NuVox pre-acquisition depreciation and amortization expense	(F	)	—	9.5
Iowa Telecom pre-acquisition depreciation and amortization expense	(F	)	—	23.6
Hosted Solutions pre-acquisition depreciation and amortization expense	(F	)	—	6.1
Q-Comm pre-acquisition depreciation and amortization expense	(F	)	—	21.1

Pro forma OIBDA			496.7	496.8

Other adjustments:
Pension expense	(E	)	10.3	15.7
Pension expense of Iowa Telecom prior to acquisition	(B	)	—	0.1
Restructuring charges	(E	)	0.1	—
Stock-based compensation	(E	)	5.3	3.5
Stock-based compensation of NuVox prior to acquisition	(B	)	—	0.1
Stock-based compensation of Iowa Telecom prior to acquisition	(B	)	—	1.1
Stock-based compensation of Hosted Solutions prior to acquisition	(B	)	—	0.1

Pro forma adjusted OIBDA			$512.4	$517.4

WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)

REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)

(In millions)

			THREE MONTHS ENDED
			March 31,	March 31,
			2011	2010

Capital expenditures under GAAP			$159.6	$60.5

Pro forma adjustments:
NuVox capital expenditures prior to acquisition	(B	)	—	3.8
Iowa Telecom capital expenditures prior to acquisition	(B	)	—	3.0
Hosted Solutions capital expenditures prior to acquisition	(B	)	—	0.9
Q-Comm capital expenditures prior to acquisition	(B	)	—	13.0

Pro forma capital expenditures			$159.6	$81.2

WINDSTREAM CORPORATION

NOTES TO UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA

REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results.

Completed Acquisitions:

•

On December 2, 2010, Windstream completed the acquisition of Q-Comm Corporation (“Q-Comm”). The Q-Comm acquisition provided the Company with increased scale and business revenues, as well as the opportunity for operating synergies with contiguous Windstream markets.

•

On December 1, 2010, Windstream completed the acquisition of Hosted Solutions Acquisition, LLC (“Hosted Solutions”). The Hosted Solutions acquisition provided Windstream with five state-of-the-art data centers in Raleigh, N.C., Charlotte, N.C., and Boston, MA which serve more than 600 customers. Windstream now operates a total of 12 data centers across the country.

•

On June 1, 2010, the Company completed the acquisition of Iowa Telecommunications Services, Inc. (“Iowa Telecom”). The Iowa Telecom acquisition added approximately 208,000 incumbent local exchange carrier access lines, 39,000 competitive local exchange carrier access lines, 96,000 high-speed Internet customers and 25,000 digital television customers in Iowa and Minnesota.

•

On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”). The NuVox acquisition added approximately 104,000 data and integrated solution connections in complementary markets in 16 states.

As disclosed in the Windstream Form 8-K furnished on May 4, 2011, the Company has presented in this earnings release unaudited pro forma results, which includes results from NuVox, Iowa Telecom, Hosted Solutions and Q-Comm for periods prior to the acquisitions and excludes all merger and integration (“M&I”) costs resulting from the completed transactions discussed above. In addition to pro forma adjustments, the Company presented certain measures of its operating performance, excluding the impact of restructuring charges, pension and stock-based compensation.

Windstream’s purpose for including the results of acquired businesses and for excluding non-recurring items, restructuring charges, pension and stock-based compensation is to improve the comparability of results of operations for the three month period ended March 31, 2011, to the results of operations for the same periods of 2010 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results, including pro forma revenues and sales, pro forma OIBDA, pro forma adjusted OIBDA and proforma capital expenditures as key measures of its operational performance. Windstream management, including the chief operating decision-maker, consistently use these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued voice line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets; changes in federal, state and local tax laws and rates; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2010. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, and to exclude M&I costs related to strategic transactions. Q-Comm results of operations only include those entities acquired from Q-Comm.

(B)	To reflect the pre-acquisition operating results of NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, adjusted to exclude M&I costs.

(C)	To reflect the pre-acquisition elimination of Windstream revenues from entities acquired from Q-Comm.

(D)	To reflect intangible asset amortization of NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, as if the acquisitions had been consummated at the beginning of the periods presented.

(E)	Represents applicable expense as reported under GAAP.

(F)	Represents depreciation and amortization of NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, as adjusted in note (D).